                                                                    EXHIBIT 99.3

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
            (WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                 FIRM THEREON)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Unitive Semiconductor Taiwan Corp.:

We have audited the accompanying balance sheet of Unitive Semiconductor Taiwan Corp. (the Company) as of December 31, 2003, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America and the Republic of China generally accepted auditing standards and the Republic of China Guidelines for Certified Public Accountants' Examinations and Reports on Financial Statements. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Unitive Semiconductor Taiwan Corp. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with the Regulations Governing Financial Reporting for Issuers of Stock Certificates and Republic of China generally accepted accounting principles.

Accounting principles generally accepted in the Republic of China vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 17 to the financial statements.

/s/ KPMG

February 4, 2004, except as to Note 16,
which is as of July 9, 2004.

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                                  BALANCE SHEET

                                DECEMBER 31, 2003
      (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS, EXCEPT FOR PAR VALUE)

                                                                      AMOUNT
                        ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                                     $    32,450
     Short-term investments (note 3)                                    47,452
     Notes receivable                                                    2,738
     Accounts receivable, net                                           27,092
     Accounts receivable - related parties (note 11)                     5,146
     Other monetary assets - current                                       651
     Inventories, net (note 4)                                          10,376
     Prepaid expenses and other current assets                           6,357
     Restricted assets (note 12)                                        12,700
                                                                   -----------
              TOTAL CURRENT ASSETS                                     144,962
                                                                   -----------

PROPERTY, PLANT AND EQUIPMENT (NOTES 5, 12 AND 13):
     Land                                                              113,069
     Land improvements                                                   3,081
     Buildings                                                         346,795
     Machinery and equipment                                           682,586
     Computer equipment                                                  7,095
     Transportation equipment                                            2,898
     Furniture and fixtures                                              6,138
     Leased assets                                                      32,000
     Other equipment                                                     6,265
                                                                   -----------
                                                                     1,199,927
     Less: accumulated depreciation                                   (380,990)
     Advances for purchases of machinery and equipment                  90,542
                                                                   -----------
              NET PROPERTY, PLANT AND EQUIPMENT                        909,479
                                                                   -----------

INTANGIBLE ASSETS:
     Patents (note 11)                                                  53,200
     Computer software                                                   2,392
                                                                   -----------
              TOTAL INTANGIBLE ASSETS                                   55,592
                                                                   -----------

OTHER ASSETS:
     Deferred tax assets (note 9)                                      181,509
     Other                                                               1,940
                                                                   -----------
              TOTAL OTHER ASSETS                                       183,449
                                                                   -----------
              TOTAL ASSETS                                         $ 1,293,482
                                                                   ===========

See accompanying notes to financial statements.

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                                DECEMBER 31, 2003
                 (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)

                                                                                   AMOUNT
                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Short-term debts (notes 6 and 12)                                           $   106,504
     Notes payable (note 11)                                                          18,374
     Accounts payable (note 11)                                                       14,346
     Other notes payable                                                               4,852
     Accrued expenses and other current liabilities (note 11)                         35,633
     Current portion of long-term debt (notes 7 and 12)                              135,350
                                                                                 -----------
              TOTAL CURRENT LIABILITIES                                              315,059
                                                                                 -----------

LONG-TERM LIABILITIES:
     Long-term debts (notes 7 and 12)                                                283,296
     Obligations under capital lease                                                     862
                                                                                 -----------
                                                                                     284,158
                                                                                 -----------

OTHER LIABILITIES:
     Accrued pension liabilities (note 8)                                              7,707
                                                                                 -----------
              TOTAL LIABILITIES                                                      606,924
                                                                                 -----------

STOCKHOLDERS' EQUITY (NOTE 10):
     Common stock of $10 par value, authorized 140,000,000 shares in 2003;
      issued 130,000,000 shares in 2003                                            1,300,000
     Additional paid-in capital                                                       60,000
     Accumulated deficit                                                            (673,442)
                                                                                 -----------
              TOTAL STOCKHOLDERS' EQUITY                                             686,558
                                                                                 -----------
COMMITMENTS (NOTES 11 AND 13)
              TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 1,293,482
                                                                                 ===========

See accompanying notes to financial statements.

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                             STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2003
                 (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)

                                                                                      AMOUNT
SALES (NOTE 11)                                                                     $   99,394
LESS: SALES RETURNS AND ALLOWANCES                                                         947
                                                                                    ----------
NET SALES                                                                               98,447
COST OF SALES (NOTES 8 AND 11)                                                         294,793
                                                                                    ----------
GROSS LOSS                                                                            (196,346)
                                                                                    ----------

OPERATING EXPENSES (NOTES 8 AND 11)
     Selling expenses                                                                   29,703
     Administrative expenses                                                            56,463
     Research and development expenses                                                  57,310
                                                                                    ----------
                                                                                       143,476
                                                                                    ----------
         OPERATING LOSS                                                               (339,822)
                                                                                    ----------
NON-OPERATING INCOME:
     Interest income                                                                       321
     Gain on disposal of short-term investments                                          5,632
     Foreign exchange gain, net                                                            693
     Other income                                                                        5,819
                                                                                    ----------
                                                                                        12,465
                                                                                    ----------

NON-OPERATING EXPENSE:
     Interest expense, net of capitalized interest expense of $1,715 and $233 in
      2003, respectively (note 5)                                                       24,409
     Loss on disposal of fixed assets                                                    1,907
     Inventory loss                                                                      7,713
     Other expense                                                                         110
                                                                                    ----------
                                                                                        34,139
                                                                                    ----------

LOSS BEFORE INCOME TAX                                                                (361,496)
INCOME TAX BENEFIT (NOTE 9)                                                             66,072
                                                                                    ----------
NET LOSS                                                                            $ (295,424)
                                                                                    ==========
EARNINGS PER SHARE (NOTE 15)
     Basic                                                                          $    (2.27)
                                                                                    ==========
AVERAGE NUMBER OF SHARES (`000 SHARES) (NOTE 15)
     Basic                                                                             130,000
                                                                                    ==========

See accompanying notes to financial statements.

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                          YEAR ENDED DECEMBER 31, 2003
                 (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)

                                        NUMBER OF                           ADDITIONAL
                                       SHARES (`000       COMMON             PAID-IN          ACCUMULATED
                                         SHARES)           STOCK             CAPITAL            DEFICIT         TOTAL
BALANCE AS OF DECEMBER 31, 2002          130,000        $ 1,300,000           60,000           (378,018)       981,982
Net loss for 2003                              -                  -                -           (295,424)      (295,424)
                                         -------        -----------           ------           --------       --------
BALANCE AS OF DECEMBER 31, 2003          130,000        $ 1,300,000           60,000           (673,442)       686,558
                                         =======        ===========           ======           ========       ========

See accompanying notes to financial statements.

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 2003
                 (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)

                                                                                      AMOUNT
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                       $ (295,424)
      Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation                                                                  148,061
         Amortization                                                                   13,413
         Inventory loss                                                                  7,713
         Gain on disposal of short-term investments                                     (5,632)
         Loss on disposal of fixed assets                                                1,907
         Income tax benefit                                                            (66,072)
         Decrease in notes receivable and accounts receivable                            2,001
         Income tax benefit                                                                (30)
         Increase in inventories                                                        (1,264)
         Decrease in prepaid expenses and other current assets                           2,413
         Decrease in notes payable and accounts payable                                 (2,190)
         Increase in accrued expenses and other current liabilities                      4,592
         Increase in accrued pension liabilities                                         2,916
                                                                                    ----------
               NET CASH USED IN OPERATING ACTIVITIES                                  (187,596)
                                                                                    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Increase in short-term investments                                               (196,000)
     Disposal of short-term investments                                                673,477
     Acquisitions of property, plant and equipment                                    (186,526)
     Increase in intangible assets                                                      (1,386)
     Increase in other assets                                                           (1,036)
                                                                                    ----------
               NET CASH PROVIDED BY INVESTING ACTIVITIES                               288,529
                                                                                    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Decrease in restricted assets                                                       5,800
     Decrease in short-term debts                                                      (30,957)
     Increase in long-term debts                                                        21,000
     Repayment of long-term debts                                                     (132,054)
     Issuance of new common shares                                                           -
                                                                                    ----------
               NET CASH USED IN BY FINANCING ACTIVITIES                               (136,211)
                                                                                    ----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                              (35,278)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                          67,728
                                                                                    ----------

See accompanying notes to financial statements.

CASH AND CASH EQUIVALENTS AT END OF YEAR                                            $   32,450
                                                                                    ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid for interest                                                         $   24,905
                                                                                    ==========
     Cash paid for income tax                                                       $       30
                                                                                    ==========

SUPPLEMENTAL DISCLOSURES OF INVESTING AND FINANCING ACTIVITIES:
     Acquisitions of property, plant and equipment                                  $  164,360
     Net increase in equipment payable                                                  22,166
                                                                                    ----------
                                                                                    $  186,526
                                                                                    ==========
     Current portion of long-term debt                                              $  135,350
                                                                                    ==========

See accompanying notes to financial statements.

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
           (ALL AMOUNTS EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS,
                          UNLESS OTHERWISE SPECIFIED)

(1)   ORGANIZATION AND OPERATIONS

      Unitive Semiconductor Taiwan Corp. (the Company) was incorporated on June 30, 1999, as a company limited by shares under the laws of the Republic of China and approved as a Foreign Investment Approved Company in accordance with the Statute for Investment by Foreign Nationals. The Company's approved foreign capital investment and related earnings are eligible for repatriation.

      The Company is a bumping house that focuses on providing solder bumping and gold bumping services in the wafer level that advanced packing industries. With the solder bumping technology, the Company bumps wafers using electro-plated solder to connect I/O pads and substrate for flip chip assembly. The Company is capable of providing both 8 inch and 12 inch with best solder bumping services and also cooperates with world-class assembly houses to provide turnkey solutions to its customers. The Company also develops its own gold bumping technology to serve mainly in the field of LCD/PDP driver IC's packaging. The Company with its high quality gold bumping references is the main partner of the worldwide major players in this field.

      To achieve the goal of world-leading production and permanent operation, the Company focuses on providing the solder bumping and gold bumping service to worldwide IDMs, fables IC design houses, foundry fabs and assembly houses. The Company continuously improves its bumping process and enhances production capability through research and innovation to satisfy its customers.

      As of December 31, 2003, the number of the Company's employees was 151.

      The Company has incurred losses during each year since its inception, and continues to incur significant costs related to the development of its business. As a result, as of December 31, 2003, the Company has an accumulated deficit of $673,442 and negative working capital of $170,097. Management believes that the Company will be able to meet its obligations as they come due in the near term using operating cash flows, proceeds from existing loan commitments, and other capital provided from third parties.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The financial statements of the Company have been prepared in the local currency and in Chinese. These financial statements have been translated into English. The translated information is consistent with the Chinese language financial statements from which it is derived.

      The Company prepares the accompanying financial statements in conformity with ROC generally accepted accounting principles. The preparation of the financial statements is based on historical cost.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

A summary of significant accounting policies used in preparing such financial statements is as below.

1)    Foreign currency transactions

      The Company maintains its books in New Taiwan dollars.

      Foreign currency transactions, except for forward contracts, are recorded at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are revalued at the exchange rate prevailing on the balance sheet date. The resulting exchange gains or losses are recorded as non-operating income or expense.

      Forward contracts to hedge an exposed foreign currency position are recorded at the spot exchange rates prevailing on the contract date. The premiums or discounts on forward contracts resulting from the difference between the spot rate and forward rate are amortized over the terms of the contracts. Forward contracts are revaluated and adjusted to the spot exchange rate on the balance sheet date. The resulting exchange gains or losses are recorded as non-operating income or expenses. At the settlement date, the resulting exchange differences are recorded as exchange gains or losses.

2)    Cash equivalents

      Cash equivalents represent all highly liquid short-term debt instruments, such as commercial paper, negotiable certificates of deposit, and bank acceptances purchased with the original maturity of three months or less, and other highly liquid investments with insignificant interest rate risk.

3)    Short-term investments

      Short-term investments are the receipt of trust funds invested in the bond market and are stated at the lower of cost or market value. Market value is determined based on the net value of the fund at the balance sheet date, and any unrealized loss is charged to current year's operation. Cost is determined based on the weighted-average method.

4)    Inventories

      Inventories are stated at the lower of cost or market value. Cost is determined by using the monthly weighted-average method. Market value is determined by net realizable value.

5)    Property, plant and equipment

      Property, plant and equipment are stated at acquisition cost. Interest cost incurred in connection with the acquisition of property and equipment is capitalized as part of the cost of the related assets. Gain or loss on disposal of property, plant, and equipment is recorded as non-operating income or expenses.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

      Except for land, depreciation is provided using the straight-line method over the estimated useful lives of the respective assets.

      The estimated useful lives of property, plant, and equipment are as follows:

Land improvements                                                             3 years
Buildings                                                                3 ~ 25 years
Machinery and equipment                                                   3 ~ 5 years
Computer equipment                                                            5 years
Transportation equipment                                                  3 ~ 5 years
Furniture and fixtures                                                        3 years
Leased assets                                                                 5 years
Other equipment                                                               3 years

6)    Intangible assets

      Computer software and patents are stated at acquisition cost. Amortization is provided for by using the straight-line method over the estimated useful lives of the assets.

7)    Retirement plan

      In March 2001, the Company established an employee retirement plan providing for lump-sum retirement benefits to all full-time employees who meet retirement requirements. The pension payment is calculated based on the number of service years. In accordance with the ROC Labor Standards Law, the Company has made monthly deposits equal to an approved percentage of employees' total salaries in the Central Trust of China since March 2001. Actual benefits paid are made out of the fund.

      The Company adopted Statement of Financial Accounting Standards (SFAS) No. 18, "Accounting for Pensions". The end of each fiscal year is used as the measurement date for the actuarial assessment. A minimum pension liability is recognized when the accumulated benefit obligation exceeds the fair value of plan assets. In accordance with SFAS No. 18, the Company recognizes net pension cost every year.

8)    Recognition of revenue

      Revenue is recognized after the completion of production processes and shipment.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

      9)    Income tax

            The Company's income tax is estimated based on the accounting income. Deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax basis of assets and liabilities, and are measured by applying the effective tax rates for the taxable years in which those temporary differences are expected to reverse. Deferred tax liabilities are recognized for the future tax consequences attributable to taxable temporary differences, and deferred tax assets are recognized for the future tax consequences attributable to deductible temporary difference, loss carryforwards, and investment tax credits, with the measurement of deferred tax assets being reduced by estimated amounts of tax benefits not likely to be realized, based on, among other considerations, forecasts of future taxable income.

            Deferred tax assets and liabilities are classified as current or noncurrent based on the classification of the related liabilities or assets for financial reporting. Deferred tax assets and liabilities that are not related to a liability or asset for financial reporting are classified according to the expected reversal date of the temporary differences.

            The 10% income tax surtax on unappropriated earnings is recorded as expense on the date the stockholders resolve the distribution of earnings.

(3)   SHORT-TERM INVESTMENTS

      As of December 31, 2003, the details of investments were as follows:

                                                                         AMOUNT
Bond fund                                                              $  47,452
                                                                       =========

      The bond fund acquired by the Company was of low risk and provided the fixed return. As of December 31, 2003, the bond fund was stated at cost and the related market price was $48,414.

(4)   INVENTORIES

      As of December 31, 2003, the details of inventories were as follows:

                                                                           AMOUNT
Raw materials                                                            $   4,639
Supplies                                                                     6,122
Work in process                                                              5,389
Finished goods                                                               3,360
                                                                         ---------
                                                                            19,510
Less: provision for inventory loss                                           9,134
                                                                         ---------
                                                                         $  10,376
                                                                         =========

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

      The insurance coverage on inventories as of December 31, 2003, was $60,000.

(5)   PROPERTY, PLANT AND EQUIPMENT

      The capitalized interest expense for purchasing machinery and equipment amounted to $1,715 in 2003. The annual interest rate for the capitalized interest expense ranged from 1.75% to 8.00% for 2003.

      As of December 31, 2003, the insurance coverage for property, plant and equipment was $1,173,000.

(6)   SHORT-TERM DEBTS

      As of December 31, 2003, the details of short-term debts were as follows:

                                                                          AMOUNT
Unsecured short-term debts                                               $  50,000
Usance letters of credit                                                    56,504
                                                                         ---------
                                                                         $ 106,504
                                                                         =========

      The annual interest rate for the unsecured short-term debts ranged from 1.85% to 2.54% for 2003. The annual interest rate for the usance letters of credit ranged from 0.69% to 8.00% for 2003. All the short-term debts mentioned are due in one year. As of December 31, 2003, unused lines of credit amounted to approximately $168,030.

                                                                     (Continued)

\
                                        6

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

(7) LONG-TERM DEBTS

      As of December 31, 2003, the details of long-term debts were as follows:

                              PERIOD OF                                       INTEREST
     BANK       DESCRIPTION      LOAN               PAYMENT PERIOD              RATE       AMOUNT
Hua Nan         Secured by   2000.12.28~   Repayment of principal is in 16    5.715%~    $  180,920
  Commercial      machinery    2005.12.28    quarterly installments.  The     5.865%
  Bank                                       Company repaid principal
                                             amounting to $23,415 and
                                             $12,000 in January and March
                                             2002, respectively. The
                                             remaining principal after
                                             March 2002 is payable in 15
                                             quarterly installments.

Hua Nan         Secured by   2000.11.3~    Repayment of principal is in 32     3.70%~       131,240
Commercial        land and     2010.11.3     quarterly installments           4.775%
Bank              buildings                  beginning from February 2003.

Hua Nan         Secured by   2000.11.3~    Repayment of principal is in 24     3.70%~        86,640
  Commercial      buildings    2007.11.3     quarterly installments           4.775%
  Bank                                       beginning from February 2002.

Hua Nan         Secured by   2003.03.12~   Repayment of principal is in 16     4.00%~        11,000
  Commercial      machinery    2008.03.12    quarterly installments           4.185%
  Bank                                       beginning from April 2004.

Shanghai        Credit       2003.06.05~   Repayment of principal and           4.5%          8,846
  Commercial      debts        2007.06.05    interest is in 48 monthly
   Bank                                      installments beginning from
                                             July 2003.
                                                                                         ----------
                                                                                            418,646
Less: current portion of long-term debts                                                    135,350
                                                                                         ----------
                                                                                         $  283,296
                                                                                         ==========

The Company's long-term debt balances due for the five years following December 31, 2003, are as follows:

YEAR                                           AMOUNT
2004                                        $    135,350
2005                                             136,147
2006                                              45,802
2007                                              44,460
2008 and thereafter                               56,887
                                            ------------
                                            $    418,646
                                            ============

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

8)    PENSION

      The Company has made monthly deposits equal to 2% of employees' total salaries in the Central Trust of China since March 2001.

      As of December 31, 2003, the reconciliation between funded status and accrued pension liabilities was as follows:

                                                                          AMOUNT
Benefit obligation:
     Vested benefit obligation                                         $     1,800
     Non-vested benefit obligation                                           6,234
                                                                       -----------
     Accumulated benefit obligation                                          8,034
     Additional benefits based on future salaries                            5,430
                                                                       -----------
     Projected benefit obligation                                           13,464
Fair value of plan assets                                                   (4,463)
                                                                       -----------
Underfunded status                                                           9,001
Unrecognized net transition obligation                                      (3,542)
Unrecognized pension gain                                                    2,248
                                                                       -----------
Accrued pension liabilities recognized on the balance sheet            $     7,707
                                                                       ===========
Amount of vested benefit                                               $     1,800
                                                                       ===========

      The components of net pension cost for 2003 were as follows:

                                                                        AMOUNT
Service cost                                                           $   4,072
Interest cost                                                                465
Actual return on plan assets                                                 (48)
Net amortization                                                              70
                                                                       ---------
Net pension cost                                                       $   4,559
                                                                       =========

      In 2003, the actuarial assumptions were as follows:

Discount rate                                                               3.50%
Rate of increase in future compensation                                     3.00%
Expected long-term rate of return on plan assets                            3.50%

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

(9)   INCOME TAX

      The Company's income tax is subject to a maximum income tax rate of 25%. The current statutory tax rate is 25%. For the year ended December 31, 2003, the components of income tax benefit were as follows:

                                                  AMOUNT
Current income tax                              $         -
Deferred tax benefit                                 66,072
                                                -----------
Income tax benefit                              $    66,072
                                                ===========

      For the years ended December 31, 2003, the differences between "expected" income tax at the statutory income tax rate, and effective income tax benefit as reported in the accompanying financial statements, were as follows:

                                                                 AMOUNT
Expected income tax benefit                                   $     90,374
Gain on disposal of investments                                      1,408
Investment tax credits and R&D expense tax credits                  74,083
Change in estimate of prior years' deferred tax assets               4,475
Others                                                                (336)
Valuation allowance for deferred tax assets                       (103,932)
                                                              ------------
Actual income tax benefit                                     $     66,072
                                                              ============

      For the year ended December 31, 2003, the components of the Company's deferred income tax benefits were as follows:

                                                                         AMOUNT
Deferred tax benefits (exclusive of the effects of other components
  below)                                                               $    68,001
Increase in beginning-of-the-year balance of the valuation
 allowance for deferred tax assets                                          (1,929)
                                                                       -----------
     Total deferred tax benefits                                       $    66,072
                                                                       ===========

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

      The deferred tax assets as of December 31, 2003, were as follows:

                                                                        AMOUNT
Current:
     Deferred tax assets                                             $      2,284
     Less: valuation allowance                                             (2,284)
                                                                     ------------
         Net deferred tax assets                                     $          -
                                                                     ============
Noncurrent:

     Deferred tax assets                                             $    456,464
     Less: valuation allowance                                           (274,803)
                                                                     ------------
         Net deferred tax assets                                          181,661
     Deferred tax liabilities                                                (152)
                                                                     ------------
         Net noncurrent deferred tax assets                          $    181,509
                                                                     ============
Total deferred tax assets                                            $    458,748
                                                                     ============
Total deferred tax liabilities                                       $        152
                                                                     ============
Total valuation allowance for deferred tax assets                    $    277,087
                                                                     ============

      The components of deferred tax assets as of December 31, 2003, were as follows:

                                                                        AMOUNT
Deferred tax assets:
     Loss carryforwards                                              $    265,207
     Investment tax credits and R&D expense tax credits                   188,880
     Inventories                                                            2,284
     Accrued employee benefits                                                450
     Accrued pension liabilities                                            1,927
                                                                     ------------
                                                                          458,748
     Less: valuation allowance for deferred tax assets                   (277,087)
                                                                     ------------
          Net deferred tax assets                                    $    181,661
                                                                     ============

Deferred tax liabilities:
     Unrealized foreign exchange gain                                         152
                                                                     ============

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

In accordance with the ROC Income Tax Law, the Company's losses for tax purposes, as assessed by the tax authorities, can be carried forward to offset any future taxable income for a period of five years. As of December 31, 2003, the Company's total loss carryforward amounts and their expiry dates were as follows:

YEAR OF LOSS                          AMOUNT               YEAR OF EXPIRATION
1999                              $       23,510                 2004
2000                                     176,576                 2005
2001                                     278,257                 2006
2002                                     224,324                 2007
2003                                     358,162                 2008
                                  --------------
                                  $    1,060,829
                                  ==============

Pursuant to the ROC Statute for Upgrading Industries, the Company's unused investment tax credit for the purchase of automation equipment and R&D expense tax credit as of December 31, 2003, were as follows:

YEAR OF LOSS                          AMOUNT                YEAR OF EXPIRATION
2000                                $      7,054                   2004
2001                                       5,669                   2005
2002                                     102,074                   2006
2003                                      74,083                   2007
                                    ------------
                                    $    188,880
                                    ============

The ROC income tax authorities have assessed the Company's income tax returns for all years through 1999.

In assessing the realizability of deferred tax assets, the management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $1,834,384 prior to the expiration of the net operating loss carryforward in 2008 and investment tax credits in 2007. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will not realize $1,108,348 of benefits of these deductible differences at December 31, 2003.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

(10)  STOCKHOLDERS' EQUITY

      1)    Capital surplus

            The ROC Company Law prescribes that capital surplus should be used to offset an accumulated deficit before utilizing realized capital surplus to increase issued share capital.

            The realized capital surplus includes the amount in excess of the par value of common stock issued and any amounts donated to the Company. The amount to be capitalized cannot exceed the specific percentage of capital surplus every year.

      2)    Legal reserve

            The ROC Company Law stipulates that companies must retain 10% of their annual net earnings, as defined in the Law, until such retention equals the amount of authorized share capital. The legal reserve shall be used exclusively to offset deficits and is prohibited from being distributed as cash dividends. However, the legal reserve may be transferred to capital upon approval of the stockholders when it has been accumulated to a level equal to at least one-half of the issued share capital, and then only one-half of such reserve may be transferred.

      3)    Distribution of earnings

            The Company's articles of incorporation stipulate that not less than 1% of annual earnings, net of income tax, accumulated deficit, and legal reserve appropriation are to be distributed as employee bonuses, and the remaining portion may be distributed according to a stockholders' meeting resolution.

      4)    Imputation credit account and imputation tax credit ratio

            As of December 31, 2003, the Company's total imputation credit account was $0. Due to the loss from operations for the year ended December 31, 2003, the imputation tax credit ratio of the Company was zero for 2003.

(11)  TRANSACTIONS WITH RELATED PARTIES

      1)    Name and relationship of related parties

           NAME                                 RELATIONSHIP WITH THE COMPANY
Unitive International Limited (UIL)          The Company's major shareholder
Wah Lee Industrial Corp. (Wah Lee)           The Company's chairman is the same as Wah Lee's.
Unitive Electronics Inc. (UEI)               An affiliated company of UIL

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

      2)    Nature of transactions

            1.    Sales

                                                      % OF THE
                                                      COMPANY'S
                                    AMOUNT            NET SALES
UEI                              $    10,142              10
                                 ===========              ==

                  As of December 31, 2003, the balance of accounts receivable resulting from the above transactions was as follows:

                                   AMOUNT                  %
UEI                              $   5,146                16
                                 =========                ==

                  The sales prices and terms were not significantly different between sales to related parties and other customers.

            2.    Purchases

                                                      % OF THE
                                                   COMPANY'S NET
                                   AMOUNT              SALES
UEI                                $   396                -
Wah Lee                                512                1
                                   -------               --
                                   $   908                1
                                   =======               ==

                  As of December 31, 2003, the balance of accounts payable resulting from the transactions was as follows:

                             AMOUNT                %
Accounts payable:
Wah Lee                     $    54                -
                            =======              ===

                  The purchase prices and terms were not significantly different between purchases from related parties and other firms.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

            3.    Others

                  The Company entered into a patent and technical support agreement with UIL, recorded under intangible assets and amortized over 10 years on a straight-line basis. The resulting amortization expenses from the above-mentioned transaction were $9,600 in 2003, and were accounted for under cost of sales. Furthermore in accordance with the contract, the Company should quarterly pay a further 2.5% of total sales over USD10,000,000 to UIL as royalties.

                  In 2002, the Company entered into a global marketing and R&D system contract with UEI. Under this contract, the Company should pay a fixed percentage of the Company's sales as commission expense. The commission paid pursuant to this contract amounted to $9,657, and was booked as an operating expense in 2003. As of December 31, 2003, commission payment to UEI resulting from the above transaction was paid.

                  On October 2002, the Company entered into a service agreement with UEI and a third party. Under this agreement, UEI will assist the Company in acquisition of demonstration equipment wafer bumping line from the third party, and provide support services to the Company with respect to the implementation of such bumping line. According to the predetermined payment schedule, the Company shall pay UEI the following nonrefundable fees:

                      PAYMENT DATE (FIRST OF TWO PAYMENTS)                           AMOUNT
Contract date                                        Nil                          USD   75,000
Delivery date of equipment                           January 31, 2003             USD  175,000
Date of successful start of production               May 14, 2003                 USD  100,000

                  In 2003, the Company had incurred net service expense of $9,543 (USD 275,000), which was booked as operating expense. As of December 31, 2003, the service expense resulting from the above transaction was paid.

                  According to the above agreement, the Company will be responsible for taxes and duties on the equipment, while the third party will carry its own property insurance until the equipment is purchased by the Company. In addition, expiring on September 30, 2004, the Company has an option to purchase the equipment from the third party. As of December 31, 2003, the above-mentioned equipment had been imported.

                  The Company had sold raw materials and overpaid the commission to UEI as of December 31, 2003; the resulting amount of $1,108 was recorded under prepaid expenses and other current assets.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

                  As of December 31, 2003, the Company had consigned the manufacturing process to UEI on behalf of its client; the resulting amount of $4,686 was recorded under accrued expense and other current liabilities.

(12)  PLEDGED ASSETS

      As of December 31, 2003, the details and net book value of pledged assets were as follows:


      PLEDGED ASSETS                   PLEDGED FOR                  BOOK VALUE
Time deposits                         Short-term debts            $      12,700
Property, plant and equipment         Long-term debts                   609,702
                                                                  -------------
      Total                                                       $     622,402
                                                                  =============

(13)  COMMITMENTS

      1) As of December 31, 2003, the Company had outstanding letters of credit totaling approximately $37,262. The outstanding amounts of letters of credit were mainly used for acquisition of equipment.

      2) The Company entered into foreign currency forward contracts to hedge exchange rate risk arisen from fluctuation in foreign currency debts. As of December 31, 2003, the Company did not have any unsettled foreign currency forward contracts. The period of the aforementioned contracts ranged from September 2, 2002, to March 25, 2003. The effects of net forward contract receivable (payable) and its fair value on the financial statements were not significant.

(14)  OTHER

      A summary of employment, depreciation and amortization expenses categorized by cost of goods sold and operating expenses is as follows:

             FUNCTION        COST OF       OPERATING
     ACCOUNT               GOODS SOLD      EXPENSES         TOTAL
Employment expenses:
    Salaries                 65,843          45,731        111,574
    Labor and health
     insurance                4,390           2,169          6,559
    Pension                   2,664           1,895          4,559
    Other employment
     expense                  3,024           1,445          4,469
Depreciation expense        136,937          11,124        148,061
Depletion expense                 -               -              -
Amortization expense         10,965           2,448         13,413

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

(15)  EARNINGS PER SHARE

Numerator
     Basic:
         Net Profit                               $   (295,424)
                                                  ============
Denominator/1000 shares
     Basic:
         Weighted average shares                       130,000
                                                  ============

      The Company issued only common stocks in 2003, and therefore had simple capital structure. Under ROC SFAS No. 24 "Earnings per Share", if the Company's capital structure is simple, only basic earnings per share need to be presented and basic earnings per share is computed using the weighted average number of shares outstanding during the period.

(16)  SUBSEQUENT EVENT

      Amkor Technology, Inc. (Amkor) has agreed to acquire 60 percent of the capital stock of the Company pursuant to a Stock Purchase Agreement dated as of June 3, 2004, by and among Amkor, the Company, and certain stockholders of the Company, as amended by a letter agreement dated July 9, 2004. The consideration payable under the agreement consists of a cash payment of approximately $19.4 million at closing, the assumption of approximately $16.3 million of debt at closing, the payment of approximately $450,000 in other costs and a variable contingent cash payment to be paid, if at all, based on the achievement of certain performance goals. In addition, Amkor has a call option to acquire the remaining approximate 40.0% of the Company at any time over the subsequent 18-month period. Amkor is required to exercise the call option if the Company achieves certain goals within such 18-month period. The Company will operate as subsidiaries of Amkor.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

(17) DIFFERENCES BETWEEN ROC GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

      The Company's financial statements are prepared in accordance with accounting principles generally accepted in ROC (ROC GAAP), which differ in certain significant respects from accounting principles generally accepted in US (US GAAP).

      The principal differences between ROC GAAP and US GAAP are presented below together with explanations of certain adjustments that affect the net loss and total shareholders' equity as of and for the year ended December 31, 2003.

RECONCILIATION OF NET LOSS:
     Net loss reported under ROC GAAP                                  $   (295,424)
US GAAP adjustments:
     Unrealized gain on marketable securities                                   962
     Deferred income tax expense on unrealized gain on marketable
      securities                                                               (240)
     Deferred income tax expense - change in valuation
      allowance on deferred tax assets                                      (65,832)
                                                                       ------------
Net loss under US GAAP                                                 $   (360,534)
                                                                       ============

PRESENTATION OF COMPREHENSIVE LOSS UNDER US GAAP
     Other comprehensive loss:
          Foreign currency translation adjustment                      $          -
          Additional minimum liability                                            -
          Net gains (losses) on cash flow hedges                                  -
          Net unrealized holding gains (losses)                                   -
                                                                       ------------
              Other comprehensive income (loss)                                   -
                                                                       ------------
Comprehensive loss                                                     $   (360,534)
                                                                       ============

RECONCILIATION OF STOCKHOLDERS' EQUITY
Total stockholders' equity reported under ROC GAAP                     $    686,558
US GAAP adjustments:
     Short-term investments                                                     962
     Deferred income tax assets                                            (181,509)
                                                                       ------------
Total stockholders' equity under US GAAP                               $    506,011
                                                                       ============

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

1)    Short-term investments

      Under ROC GAAP, investment in marketable securities is stated at the lower of cost or market method. Any unrealized holding loss is reported as non-operating losses on the statement of income. When the market price restores in the subsequent period, the unrealized holding gain is to be recognized to the extent not exceeding the unrealized holding loss recognized previously.

      Under US GAAP, the investment in marketable securities would be classified as trading, available-for-sale, and hold-to-maturity. The unrealized gains or losses resulting from holding trading securities are reported as non-operating gains or losses on the statement of income and from holding available-for-sale are reported as other comprehensive income.

      The investment in marketable securities held by the Company is classified as trading and carried at aggregate fair value with unrealized gains and losses reported as non-operating gains and losses on the statement of income. During the\ year period ended December 31, 2003, due to the increase in market price for the marketable securities held by the Company, the Company had $962 of unrealized holding gains, giving rise to an adjustment between ROC GAAP and US GAAP. This also results in additional deferred income tax expense of $240 under US GAAP.

2)    Deferred tax assets

      Under ROC GAAP, a valuation allowance in provided on deferred tax assets when they are not certain to be realized based on the available projection of future taxable income. However, the criteria by which the need for a valuation allowance is determined is less stringent as compared to US GAAP. Under US GAAP, cumulative losses in recent years are a significant piece of negative evidence, which is difficult to overcome with projections of future taxable income for the purpose of determining the valuation allowance. The Company suffered losses in 2002 and 2003. As a result, the Company did not use the projection of future taxable income in determining its net deferred tax asset valuation allowance as of December 31, 2002 or 2003 in accordance with US GAAP, giving rise to a total adjustment of $181,509 between ROC GAAP and US GAAP for deferred tax assets, and $65,832 for deferred income tax expense.

3)    Derivative instruments

      Under US GAAP, derivative instruments (forward contracts) are marked to market through earnings, unless they qualify as hedges. Under no circumstances are premiums and discounts to be amortized over the life of the contract as indicated by the policy.

      Under ROC GAAP, derivative instruments (forward contracts) are reported at the unamortized balance. The premiums and discounts are to be amortized over the life of the contract as indicated by the policy.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

      As of December 31, 2003, the fair value for the derivative instruments (forward contracts) approximated to the unamortized balance. Further, during the year ended December 31, 2003, the net effect of amortization of premiums and discounts was insignificant. Therefore, no GAAP adjustment between ROC GAAP and US GAAP was incorporated into above reconciliation schedule.

4)    Provision for inventory losses

      Provisions to write down inventory to estimated net realizable value are reported as a component of non-operating expense in the statement of operations under ROC GAAP. Such provisions are required to be reported as a component of cost of sales under US GAAP. Consequently, cost of sales, gross loss, and operating loss would be increased by $7,713 for the year ended December 31, 2003 under US GAAP. This adjustment would have no impact on net loss reported under US GAAP.

5)    Long-lived assets

      Under US GAAP, gain or loss on sale of long-lived assets reported as operating income or loss. However, under ROC GAAP it is reported as non-operating income or loss. Consequently, cost of sales, gross loss, and operating loss would be increased by $1,907 for the year ended December 31, 2003 under US GAAP. This adjustment would have no impact on net loss reported under US GAAP.